Exhibit 10.01

SECURITIZATION PROPERTY PURCHASE AND SALE AGREEMENT

by and between

Oklahoma Development Finance Authority

Issuer

and

Oklahoma Gas and Electric Company,

Seller

Dated as of July 20, 2022

Exhibit 10.01
TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

SECTION 1.01. Definitions................................................................................................... 1
SECTION 1.02. Other Definitional Provisions...................................................................... 2

ARTICLE II CONVEYANCE OF SECURITIZATION PROPERTY 2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER 4

ARTICLE IV COVENANTS OF THE SELLER 9

SECTION 4.06. Covenants Related to Securitization Bonds and Securitization Property. 11

ARTICLE V THE SELLER 13

SECTION 5.01. Liability of Seller; Indemnities.................................................................. 13
SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the
Obligations of, Seller.......................................................................................................... 15
SECTION 5.03. Limitation on Liability of Seller and Others............................................. 16

Exhibit 10.01

ARTICLE VI MISCELLANEOUS PROVISIONS 16

EXHIBITS

Exhibit A Form of Bill of Sale

Exhibit 10.01
This SECURITIZATION PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of July 20, 2022, is between the Oklahoma Development Finance Authority, a public trust and instrumentality of the State of Oklahoma, as Issuer (the “Issuer”), and Oklahoma Gas and Electric Company (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase the Securitization Property created pursuant to the Securitization Law and the Financing Order;

WHEREAS, the Seller is willing to sell its rights and interests in and to the Securitization Property to the Issuer whereupon such rights and interests will become the Securitization Property;

WHEREAS, the Issuer, in order to finance the purchase of the Securitization Property, will issue the Securitization Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Securitization Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Securitization Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and BOKF, NA, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(a)Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.03(i).

“Losses” means (i) any and all amounts of principal and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, taxes, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Securitization Property” means the “securitization property”, as defined in the Securitization Law (74 Okl.St.Ann. § 9072(11)), that is established pursuant to the Financing Order and that consists of all right, title and interest of OG&E: (i) in and to the WES Charges in the amounts authorized to be imposed and collected under the Financing Order, including the rights to obtain adjustments to WES Charges in accordance with the Securitization Law and the Financing Order, and (ii) all revenues and collections of or arising from the WES Charges.

Exhibit 10.01
SECTION 1.02.Other Definitional Provisions.

(a)All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(c)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II
CONVEYANCE OF SECURITIZATION PROPERTY

SECTION 2.01.Sale of Securitization Property. (a) In consideration of the Issuer’s payment to the Seller of $750,396,969.00, subject to the conditions specified in Section 2.03, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Securitization Property (such sale, transfer, assignment, setting over and conveyance of the Securitization Property includes, to the fullest extent permitted by the Securitization Law, the right to impose, collect and receive Securitization Charges and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Securitization Charges related to the Securitization Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to the Securitization Law (74 Okl.St.Ann. § 9075(F)), shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Securitization Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Securitization Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Securitization Property to the Issuer, (ii) as provided in the Securitization Law (74 Okl.St.Ann. § 9075(F)), any sale, assignment or transfer of the Securitization Property to the Issuer that expressly states that a transfer is a sale or other absolute transfer signifies that the transaction is a true sale and is not a secured transaction and that title, legal and equitable, has passed to the Issuer, and (iii) as provided in the Securitization Law (74 Okl.St.Ann. § 9075(G)), appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in the Securitization Law (74 Okl.St.Ann. § 9075(F)), then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such Securitization Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the Securitization Property and, without prejudice to its position that it has absolutely sold all of its rights in the Securitization Property to the Issuer, the Seller hereby grants a security interest in the Securitization Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure its obligations hereunder.

(b) Subject to Section 2.03, the Issuer does hereby purchase the Securitization Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02.RESERVED.

Exhibit 10.01
SECTION 2.03.Conditions to Sale of Securitization Property. The obligation of the Issuer to purchase Securitization Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(i)on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Securitization Property to be sold on the Closing Date;

(ii)on or prior to the Closing Date, the Seller shall have received the Financing Order creating the Securitization Property;

(iii)as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and, to the knowledge of any Responsible Officer of the Seller, there is not any pending insolvency with respect to the Seller;

(iv)as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date, no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(v)as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Securitization Property to be sold on such date and (B) all conditions to the issuance of the Securitization Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vi)on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Securitization Property to be sold on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings pursuant to the Securitization Law and the Financing Order or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken all actions required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Securitization Bond Collateral and maintain such security interest as of such date;

(vii)the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies to be delivered by the Seller;

(viii)reserved;

(ix)on and as of the Closing Date, each of the Servicing Agreement, this Agreement, the Indenture, the Financing Order, the Tariff and the Securitization Law shall be in full force and effect;

(x)the Securitization Bonds shall have received a rating or ratings required by the Financing Order; and

(xi)the Seller shall have delivered to the Indenture Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this Section 2.03.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Securitization

Exhibit 10.01
Property. For so long as any Securitization Bonds are Outstanding, the representations and warranties shall survive the sale and transfer of the Securitization Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01.Organization and Good Standing. The Seller is duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and has the requisite corporate or other power and authority to apply for and receive the Financing Order and own the Securitization Property under the Financing Order and to sell and transfer those rights and interests to the Issuer.

SECTION 3.02.Due Qualification. The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03.Power and Authority. The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04.Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05.No Violation. The consummation by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof do not: (i) conflict in any material respect with or result in any breach in any material respect of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default in any material respect under, the Seller’s organizational documents, or any indenture, other agreement or other instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien in any material respect upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Securitization Law and the Financing Order or any Lien that may be granted under the Basic Documents); or (iii) violate in any material respect any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06.No Proceedings. There are no proceedings pending and, to the actual knowledge of a Responsible Officer of the Seller, there are no proceedings threatened and, to the actual knowledge of a Responsible Officer of the Seller, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller: (i) asserting the invalidity of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Securitization Bonds, (ii) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially

Exhibit 10.01
and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Securitization Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Securitization Bonds as debt.

SECTION 3.07.Approvals. Except for filings to be made under the Securitization Law, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, is required to make in the future pursuant hereto.

SECTION 3.08.The Securitization Property.

(a)Information. Subject to subsection (f) below, as of the Closing Date, the information provided by the Seller to the Issuer set forth in the Official Statement, including Appendix A of the Official Statement, but not including (i) Appendices B, C, D-1, D-2, and E, (ii) the information under the headings “THE ISSUER” and “ABSENCE OF LITIGATION—The Issuer”, (iii) the information under the heading “Securities Depository” in Schedule 1, is true and correct in all material respects.

(b)Title. It is the Seller’s intention that the sale, transfer and assignment herein contemplated each constitute a sale and absolute transfer of the Securitization Property from the Seller to the Issuer and that the rights of the Issuer with respect to the Securitization Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law and not subject to setoff, counterclaim, surcharge or defense by the Seller or any other Person, creditor or otherwise, in any bankruptcy or debt collection proceeding of the Seller or any other Person. No portion of the Securitization Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Securitization Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry by a Responsible Officer) of any financing statement against it that includes a description of collateral including the Securitization Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller is not aware (after due inquiry by a Responsible Officer) of any judgment or tax lien filings against the Seller. At the Closing Date, immediately prior to the sale of the Securitization Property hereunder, the Seller is the original and the sole owner of the Securitization Property free and clear of all Liens and rights of any other Person, and, to the Seller’s knowledge no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c)Transfer Filings. On the Closing Date, immediately upon the sale, transfer and assignment herein contemplated, the Securitization Property transferred on the Closing Date shall be validly sold, transferred and assigned to the Issuer, the Issuer shall own all such Securitization Property free and clear of all Liens (except for any Lien created in favor of the Indenture Trustee for the benefit of the Holders under the Securitization Law and the Financing Order or any Lien that may be granted under the Basic Documents) and all filings and action to be made or taken by the Seller (including, without limitation, filings with the Secretary of State of the State of Oklahoma under the Securitization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Securitization Law and the Financing Order and any Lien that may be granted under the Basic Documents) in the Securitization Property have been made or taken.

Exhibit 10.01
(d)Financing Order, Issuance Advice Letter and Tariff; Other Approvals. On the Closing Date, under the laws of the State of Oklahoma and the United States in effect on the Closing Date, (i) the Financing Order pursuant to which the rights and interests of the Seller have been created, including the right to impose, collect and receive the Securitization Charges and, in and to the Securitization Property, is Final and non-appealable and is in full force and effect; (ii) as of the Closing Date, subject to any limitations set forth in the Securitization Law, the Securitization Bonds are entitled to the protection of the Securitization Law and, accordingly, the Financing Order and the Securitization Charges are not revocable by the Commission until the payment in full of the Securitization Bonds and all Ongoing Financing Costs; (iii) as of the Closing Date, the Tariff is in full force and effect and is not subject to modification by the Commission except as provided under the Securitization Law and the Financing Order; (iv) the process by which the Financing Order was adopted and approved comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter and the Tariff have been filed in accordance with the Financing Order creating the Securitization Property transferred on such date and a Responsible Officer of the Seller has provided the certification to the Commission required by the Issuance Advice Letter; and (vi) no other material approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required on the part of the Seller in connection with the creation of the Securitization Property, except those that have been obtained or made.

(e)State Pledge. Under the Act, the State of Oklahoma has pledged that it will not limit or impair the rights and remedies of the owners of Bonds issued by the Authority until the Bonds, together with the interest thereon, with interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of the owners of the Bonds, are fully met and discharged. Under the laws of the State of Oklahoma and the United States, the State of Oklahoma would be required to pay just compensation to the Holders for any action of a legislative character including the repeal or amendment of the Securitization Law or the Act, or take any other action in contravention of the State Pledge, in either case which (A) permanently appropriates a substantial property interest of the Holders in the Securitization Property or denies all economically productive use of the Securitization Property; (B) destroys the Securitization Property, other than in response to emergency conditions; or (C) substantially reduces, alters or impairs the value of the Securitization Property so as to unduly interfere with the Holders’ reasonable expectations arising from their investments in the Bonds. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the Securitization Bonds.

(f)Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Securitization Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Securitization Charges will in fact be sufficient to meet the payment obligations on the Securitization Bonds or that the assumptions used in calculating such Securitization Charges will in fact be realized.

(g)Creation of Securitization Property. Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the Tariff with respect to the Securitization Property and the transfer of the Securitization Property pursuant to this Agreement: (i) the rights and interests of the Seller under the Financing Order to impose, collect and receive the Securitization Charges authorized in the Financing Order, become “securitization property” as defined in the Securitization Law (74 Okl.St.Ann. § 9072(11)); (ii) the Securitization Property constitutes a present property right; (iii) the Securitization Property includes (A) the right, title and interest of the Seller in the Securitization Charges, (B) the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such Securitization Charges, and (C) all revenues, collections, claims, payments, money or proceeds of or arising from the Securitization Charges; (iv) the owner of the Securitization Property is legally entitled to bill Securitization Charges and collect payments in respect of the Securitization Charges in the aggregate sufficient to pay the interest on and principal of the Securitization

Exhibit 10.01
Bonds in accordance with the Indenture, to pay the fees and expenses of servicing the Securitization Bonds, to replenish the DSRS to the Required Reserve Level until the Securitization Bonds are paid in full or until the last date permitted for the collection of payments in respect of the Securitization Charge under the Financing Order, whichever is earlier; and (v) the Securitization Property is not subject to any Lien (except for any Lien created pursuant to the Securitization Law, the Financing Order and the Basic Documents).

(h)Solvency. After giving effect to the sale of the Securitization Property hereunder, the Seller:

(i)is solvent and expects to remain solvent;

(ii)is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii)is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small capital;

(iv)reasonably believes that it will be able to pay its debts as they come due; and

(v)is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(i)No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the Financing Order, the Issuance Advice Letter, the Securitization Property or the Securitization Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(j)No Proceedings Concerning the Securitization Law. Except as disclosed in the Official Statement, there are no proceedings pending, and to the Seller’s knowledge, (i) there are no proceedings threatened and (ii) there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Issuer or the Seller or their respective properties challenging the Securitization Law or the Financing Order.

(k)Survival of Representations and Warranties The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

(l)Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Securitization Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01 hereof), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

SECTION 3.09.Certain Tax Matters. The Seller will report the receipt of the proceeds of the sale of the Securitization Property the Seller receives from the Issuer for federal income tax and, if applicable, state income tax purposes; however, based on the Seller’s tax basis in the Securitization Property, the Seller does not expect to recognize any taxable gain on the sale. The sale of the Securitization Property and the

Exhibit 10.01
imposition and collection of the Securitization Charge on the Bills of Customers is not subject to any state or local income tax, sales tax, franchise tax, gross receipts tax, or any other tax, governmental charge or assessment imposed by the State of Oklahoma or any other governmental entity.

SECTION 3.10.Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller is making the representations and warranties herein solely as of the date hereof and will not be in breach of any representation or warranty, as a result of a change in, repeal of, supplement to, or judicial invalidation of any applicable law by means of any legislative enactment, constitutional amendment, voter initiative, or otherwise. THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED SECURITIZATION CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.

ARTICLE IV
COVENANTS OF THE SELLER

SECTION 4.01.Existence. Subject to Section 5.02 hereof, so long as any of the Securitization Bonds are Outstanding, the Seller will take commercially reasonable steps to (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) continue to own and operate its distribution system in order and to the extent required to provide electric services to the Seller’s Customers within the Service Area. Nothing in this Section 4.01 shall prohibit the Seller from selling, assigning or otherwise divesting any of its properties or assets; provided that in the event that the Seller sells, assigns or otherwise divests of all or any portion of its distribution system required to provide electric service to the Seller’s Customers in the Service Area, then the entity acquiring such distribution facilities is either required by law or agrees by contract to continue operating the facilities to provide electric services to Seller’s Customers in the Service Area.

SECTION 4.02.No Liens. Except for the conveyances hereunder or any Lien pursuant to the Securitization Law and the Financing Order in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Securitization Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Securitization Property against all claims of third parties claiming through or under the Seller. The Seller will not at any time assert any Lien against, or with respect to, any of the Securitization Property.

SECTION 4.03.Delivery of Collections. In the event that the Seller receives any WEC Collections or other payments in respect of the Securitization Charges or the proceeds thereof other than in its capacity as the Servicer after the Closing Date, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer. If the Seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, the Seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude Securitization Charges from any receivables or other assets pledged or sold under such arrangement.

Exhibit 10.01
SECTION 4.04.Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after a Responsible Officer of Seller obtains actual knowledge of any Lien on any of the Securitization Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien pursuant to the Securitization Law and the Financing Order created in favor of the Indenture Trustee for the benefit of the Holders.

SECTION 4.05.Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Securitization Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06.Covenants Related to Securitization Bonds and Securitization Property.

(a)The Seller shall treat the Securitization Property as the Issuer’s property for all purposes, and shall not treat the Securitization Bonds as debt of the Seller for any purposes.

(b)The Seller agrees that, upon the sale by the Seller of the Securitization Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable Commission Regulations and the Securitization Law, the Issuer shall have all of the rights originally held by the Seller with respect to the Securitization Property, including the right to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the Securitization Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, to the Seller in respect of the Securitization Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(c)So long as any of the Securitization Bonds are Outstanding, (i) in all proceedings relating directly or indirectly to the Securitization Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property for all purposes, (ii) the Seller shall not make any statement or reference in respect of the Securitization Property that is inconsistent with the ownership interest of the Issuer, (iii) the Seller shall not take any action in respect of the Securitization Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell securitization property (as defined in the Securitization Law) under a separate financing order in connection with the issuance of additional ratepayer-backed bonds (as defined in the Securitization Law) unless the Rating Agency Condition shall have been satisfied, and (v) the Seller shall not take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer as the owner of the Securitization Property for all purposes.

SECTION 4.07.Protection of Title. The Seller shall execute and file such filings, including, without limitation, filings with the Secretary of State of the State of Oklahoma pursuant to the Securitization Law, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer in the Securitization Property, including, without limitation, all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interest in the Securitization Property by the Seller to the Issuer. The Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the Financing

Exhibit 10.01
Order, or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment in any material respect of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08.Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Securitization Bonds or any other amounts owed under the Indenture, petition the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09.Taxes. So long as any of the Securitization Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all state or local income tax, sales tax, franchise tax, gross receipts tax, or any other tax, governmental charge, or assessment imposed by the State of Oklahoma or any other governmental entity upon it or any of its properties or assets or with respect to any of its franchises, business, income or property, or on the Securitization Property, including without limitation any Securitization Charge collections, before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Securitization Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserve as shall be required in conformity with generally accepted accounting principles and as necessary to ensure the timely payments of the Bonds.

SECTION 4.10.Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of the Issuance Advice Letter with the Commission.

SECTION 4.11.Tariff. The Seller hereby agrees to make all reasonable efforts to keep the Tariff related to the Securitization Property in full force and effect at all times.

SECTION 4.12.Notice of Breach to Rating Agencies, Etc. Promptly after a Responsible Officer of the Seller obtains actual knowledge thereof, in the event of a breach in any material respect of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the Commission and the Rating Agencies of such breach (with prior written notice to the Servicer). For the avoidance of doubt, any breach which would materially adversely affect scheduled payments on the Securitization Bonds will be deemed to be a breach in a material respect for purposes of this Section 4.12.

SECTION 4.13.Use of Proceeds. The Seller shall use the proceeds of the sale of the Securitization Property in accordance with the Financing Order and the Securitization Law.

SECTION 4.14.Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

Exhibit 10.01
ARTICLE V
THE SELLER

SECTION 5.01.Liability of Seller; Indemnities.

(a)The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a Securitization Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Securitization Property to the Issuer, including any state or local income tax, sales tax, franchise tax, gross receipts tax, or any other tax, governmental charge or assessment imposed by the State of Oklahoma or any other governmental entity, but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Securitization Bond.

(c)The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a Securitization Bond) that may at any time be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the Securitization Property, the issuance and sale by the Issuer of the Securitization Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Securitization Bond.

(d)Reserved.

(e)Indemnification under Sections 5.01(b), 5.01(c), and 5.01(f) shall include reasonable and documented out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.

(f)The Seller shall indemnify the Issuer and the Indenture Trustee (for itself and for the benefit of the Secured Parties) and any of their respective affiliates, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach in any material respect of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any Basic Document that gives rise to the Seller’s breach.

(g)The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01, notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01 only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification

Exhibit 10.01
may be sought under this Section 5.01(g), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(h)The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(i)Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller shall be liable in accordance herewith solely to the extent of the obligations specifically undertaken by the Seller hereunder. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

(j)Notwithstanding Section 5.01(b), 5.01(c) or 5.01(f) above, the Seller shall not be liable for any Losses resulting solely from a downgrade in the ratings on the Bonds or for any consequential damages, including any loss of market value of the Bonds resulting from any default or any downgrade of the ratings on the Bonds.

SECTION 5.02.Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any reorganization, merger, conversion or consolidation to which the Seller shall be a party, or (c) that may acquire or succeed to (whether by merger, division, conversion, consolidation, reorganization, sale, transfer, lease, management contract or otherwise) 1) the properties and assets of the Seller substantially as a whole, 2) all or substantially all of the electric distribution business of the Seller which is required to provide electric service to the Seller’s Customers in the Service Area, or 3) the distribution system business assets of the Seller in a portion of the Service Area, and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be a successor to the Seller under this Agreement (a “Permitted Successor”) without further act on the part of any of the parties to this Agreement; provided, however, that

(i) immediately after giving effect to such transaction, no representation, warranty or covenant made by the Seller pursuant to Article III or Article IV shall be breached in any material respect and

Exhibit 10.01
to the extent the Seller is the Servicer, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing;

(ii)the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from Independent counsel stating that such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii)the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from Independent counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including filings with the Commission pursuant to the Securitization Law, have been authorized, executed and filed that are necessary to fully preserve and protect the interests of the Issuer in all of the Securitization Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests,

(iv)the Seller shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the Commission an Opinion of Counsel from Independent tax counsel stating that, for federal income tax purposes, notwithstanding such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption, the Issuer nor the Securitization Property will not be subject to tax for any purpose as a result of such transaction; and

(v)the Seller shall have given the Rating Agencies prior written notice of such transaction.

When the conditions set forth in this Section 5.02 have been satisfied, the preceding Seller shall automatically and without further notice (except as provided in clause (v) above) be released from all of its obligations hereunder.

SECTION 5.03.Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.01.Amendment. This Agreement may be amended in writing by the Seller and the Issuer with ten Business Days’ prior written notice given to the Rating Agencies and the Indenture Trustee; but, without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Official Statement.

Exhibit 10.01
In addition, this Agreement may be amended in writing by the Seller and the Issuer with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition, and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the Securitization Bonds, the consent of a majority of the Holders of each affected Tranche of Securitization Bonds. In determining whether a majority of Holders have consented, Securitization Bonds owned by the Issuer or any Affiliate of the Issuer shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Securitization Bonds it actually knows to be so owned.

Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 6.02.Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a)in the case of the Seller, to Oklahoma Gas and Electric Company, P.O. Box, 321 Attention: Treasurer, Email: walworcb@oge.com and General Counsel, Email: sultemwh@oge.com;

(b)in the case of the Issuer, to The Oklahoma Development Finance Authority, 9220 North Kelley Avenue, Oklahoma City, OK 73131, Attention: Michael Davis, Telephone: (405) 842-1145, Email: mdavis@okfinance.com;

(c)in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)in the case of the Commission, to Oklahoma Corporation Commission, Attention: Geoffrey Rush, Telephone: (405) 522-3356, Email: geoffrey.rush@occ.ok.gov and Deputy General Counsel, Michael Velez, Telephone: (405) 522-5930, Email: Michael.velez@occ.ok.gov;

(e)in the case of Fitch, to Fitch Ratings,300 West 57th Street, New York, NY 10019, Attention: ABS Surveillance, Telephone: (212) 908 0500, Facsimile: (212) 908 0355;

(f)in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(g)as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Exhibit 10.01
SECTION 6.03.Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned without the prior written consent of the other party hereto.

SECTION 6.04.Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitization Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06.Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument

SECTION 6.07.Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08.Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09.Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Securitization Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties.

SECTION 6.10.Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11.Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Exhibit 10.01

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

OKLAHOMA DEVELOPMENT FINANCE AUTHORITY, as Issuer

		By:	/s/ Michael Davis
Name: Michael Davis
Title: President

OKLAHOMA GAS AND ELECTRIC COMPANY, as Seller

		By:	/s/ Chuck Walworth
Name: Chuck Walworth
Title: Treasurer

ACKNOWLEDGED AND ACCEPTED:

BOKF, NA, as Indenture Trustee

By:	/s/ Rachel Redd-Singleton
Name: Rachel Redd-Singleton
Title: Senior Vice President

Signature Page to
Securitization Property Purchase and Sale Agreement

Exhibit 10.01

EXHIBIT A

FORM OF BILL OF SALE

This Bill of Sale is being delivered pursuant to the Securitization Property Purchase and Sale Agreement, dated as of July 20, 2022 (the “Sale Agreement”), by and between Oklahoma Gas and Electric Company (the “Seller”) and Oklahoma Development Finance Authority (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

In consideration of the Issuer’s payment to the Seller of $750,396,969.00, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the Securitization Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the Securitization Property includes, to the fullest extent permitted by the Securitization Law, the right to impose, collect and receive Securitization Charges and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Securitization Charges related to the Securitization Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to the Securitization Law and other applicable law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Securitization Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Securitization Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Securitization Property to the Issuer, (ii) as provided in the Securitization Law, such rights are only contract rights until the time of such sale, transfer, assignment, setting over and conveyance and (iii) as provided in the Securitization Law, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such Securitization Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the Securitization Property and, without prejudice to its position that it has absolutely sold all of its rights in the Securitization Property to the Issuer, the Seller hereby grants a security interest in the Securitization Property to the Issuer (and, to the Indenture Trustee for the benefit of the Secured Parties) to secure its obligations under the Sale Agreement.

The Issuer does hereby purchase the Securitization Property from the Seller for the consideration set forth in the preceding paragraph.

The Seller and the Issuer each acknowledge and agree that the purchase price for the Securitization Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.03 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.

This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Exhibit 10.01

THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Exhibit 10.01

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the 20th day of July, 2022.

OKLAHOMA DEVELOPMENT FINANCE
AUTHORITY

By:
Name:
Title:

OKLAHOMA GAS AND ELECTRIC COMPANY

By:
Name:
Title:

Exhibit 10.01

SCHEDULE 1
to
BILL OF SALE
SECURITIZATION PROPERTY

All Securitization Property created or arising under the Financing Order dated as of December 16, 2021, issued by the Commission pursuant to the Securitization Law, Cause No. PUD202100072.